                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         _____________________________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         _____________________________


        Date of Report (date of earliest event reported): March 31, 1999

                         _____________________________


                                 I-Storm, Inc.
                    (Formerly Digital Power Holding Company)

             (Exact name of registrant as specified in its charter)

                         _____________________________

           Nevada                         2-93477-D                87-0410127
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)


                      2440 West El Camino Real, Suite 520
                        Mountain View, California 94040
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (650) 962-5420


                         _____________________________

Item 5.  OTHER EVENTS.

Private Placement Offering of Series C Cumulative Convertible Preferred Stock

     The Company raised a total of $4,550,000 in gross proceeds from a private placement offering of Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock"), made pursuant to Section 506 of Regulation D, at a price per share of $12.25. The offering of such Series C Preferred Stock ("the Offering") commenced on February 22, 1999 and concluded on May 31, 1999. A total of 371,429 shares of Series C Preferred Stock were offered and sold by the Company with the assistance of financial consultants who received a consulting fee equal to 12% of gross proceeds or $546,000. Additionally, certain consultants received warrants to purchase 2,040 shares of Series C Preferred Stock at an exercise price of $12.25. After deducting the consulting fees, a total of $4,004,000 in proceeds was received by the Company from the Offering. The net proceeds are being used for the development of I-Storm E-commerce stores, for normal operating expenses during the Company's development stage, and for general working capital purposes.

     The Series C Preferred Stock has a par value of $0.01 per share. Each share is entitled to cumulative annual dividends, when and as declared by the Board of Directors, at an annual rate of nine percent (9%) each year, in quarterly installments of $0.28 on February 15, May 15, August 15, and November 15, of each year, payable at the option of the Company either in shares of Series C Preferred Stock or in cash. The right of the Series C Preferred Stock to payment of either cash or Common Stock dividends is subordinate to the right to cash or stock dividend payments of Series A Preferred Stock or Series B Preferred Stock. The shares of Series C Preferred Stock are convertible into Common Stock at any time following the closing of the Offering, at the option of the holder, into such number of shares of the Company's Common Stock as shall equal $12.25 divided by the lower of $3.50 (the "Conversion Price"), or should the closing bid price for any five consecutive trading days during the period commencing 11 months after the Final Closing of the Offering and ending one month thereafter be less than $3.50, the Conversion Price shall be readjusted to that price; provided, however, that in no event shall the Conversion Price be reduced below $2.80. The number of shares of Common Stock to be issued upon conversion shall also be subject to certain antidilution provisions. Each share may be converted into Common Stock at the Conversion Price at the option of the Company, at any time after one year from the Final Closing of the Offering, upon the payment to the holder of any unpaid accumulated dividends, in cash or Common Stock, at the option of the Company. The Common Stock exercisable upon conversion of the Shares shall have piggy-back registration rights effective from the Final Closing of this Offering and shall have demand registration rights effective from the Final Closing until 12 months thereafter.

Issuance of Common Stock and Options to Consultants

     In July 1999, the Board approved the grant of performance based options to purchase 150,000 shares of Common Stock of the Company to NSA, a provider of business consulting services, exercisable at $2.25 per share. The options will cliff-vest in five years, subject to performance conditions and are also accelerable, based upon certain performance conditions.

     In July 1999, the Board approved the grant of performance based options to purchase 10,000 shares of Common Stock of the Company to each of Mary Su and Jerry Klemushin, a provider of business consulting services, exercisable at $2.25 per share. The options will cliff-vest in five years, subject to performance conditions and are also accelerable, based upon certain performance conditions.

     In April 1999, consultant Michael Kane became entitled, subject to Board approval, for services rendered, to 10,000 options exercisable at $6.37 per share.

     In May 1999, Mackenzie Shea, Inc. or its designees became entitled, subject to Board approval, to a warrant to purchase 2,040 shares of Series C Preferred Stock, exercisable for five years at a price of $12.25 per share.

     The Company believes that the transactions set forth above were exempt from registration with the Commission pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. No broker-dealer or underwriter was involved in the foregoing transactions. All certificates representing such securities were appropriately legended.

Additional Employee Stock Option Plan

     In June 1999, the Board approved the establishment of an employee stock option plan proposed in 1998 consisting of 1.5 million shares of Common Stock. Such options and the stock underlying such options shall not be exempt from registration under the federal securities laws.

Appointment of Director

     In June 1999, the Board appointed John Matthews to fill a vacancy left by Richard Snyder who terminated his directorship in April 1999. Mr. Matthews has been the Chairman of the Board and Chief Executive Officer of Weatherly Securities Corp. since June 1996. Mr. Matthews previously served as the Chief Operating Officer of Americorp Securities, Inc., a New York based investment-banking firm, from June 1992 to May 1996. From 1990 to 1992, Mr. Matthews was a Vice President of Vantage Securities, Inc., an investment-banking firm located in Melville, New York. In 1990, prior to entering the securities industry, Mr. Matthews served as a Director of the New York Office of Senator Daniel Patrick Moynhihan (D-NY). His responsibilities included managing the Senator's staff, coordinating all intergovernmental relations in New York, serving as the Senator's senior ombudsman, as well as directing legislative initiatives and constituent services for the State of New York. Mr. Matthews has also replaced Mr. Snyder on the Audit Committee.

Executive Compensation

     Robert Tomz entered into a consulting arrangement with the Company on December 8, 1998, whereby he was entitled to receive monthly compensation of $8,000 a month and warrants to purchase 14,000 shares of Common Stock, exercisable at $2.00 per share, each month for a period of 12 months commencing January 11, 1999. Mr. Tomz also served briefly as Acting Chief Financial Officer of the Company from January 1 to March 15, 1999. Mr. Tomz and the Company terminated this consulting arrangement on June 15, 1999, and renegotiated the consulting fee so that Mr. Tomz received in total $90,000 and 84,000 warrants to purchase Common Stock of the Company exercisable at $2.00 per share.

     The Board approved in June 1999 the issuance of an option to Cal Lai to purchase up to 255,000 shares of Series C Cumulative Convertible Preferred Stock of the Company, $.01 par value per share. The Company intends that such options shall be exercisable at a purchase price of $12.25 per share until March 22, 2009. Such options will cliff-vest five years from the date of grant of the Options, or the vesting of the Options can be accelerated at a rate of 105,000 Options at the time that the first E-commerce CyberStore of the Company becomes operational, an additional 75,000 Options at the time the second E-commerce CyberStore of the Company becomes operational, and an additional 75,000 options at the time that the third E-commerce CyberStore shall become operational.

     The Board approved in June 1999 the issuance of an option to Stephen Venuti to purchase up to 126,000 shares of Series C Cumulative Convertible Preferred Stock of the company, $.01 par value per share. The Company intends that such Options shall be exercisable at a purchase price of $12.25 per share until March 22, 2009. Such Options will cliff-vest five years from the date of grant of the Options, or the vesting of the Options can be accelerated at a rate of 51,000 Options at the time that the first E-commerce CyberStore of the Company becomes operational, an additional 37,500 Options at the time the second E-commerce CyberStore of the Company becomes operational, and an additional 37,500 Options at the time that the third E-commerce CyberStore shall become operational.

Consulting Agreements

     A financial consulting agreement was entered into between the Company and Irfan Salim to provide managerial and financial consulting services to the Company commencing April 1, 1999 on a month-to-month basis at a rate of $16,666 per month. Subject to approval of the Board of Directors, Mr. Salim also received 15,000 warrants exercisable over a period of five years, which vested in January 1999 to purchase Common Stock of the Company at an exercise price of $8.50.

     A business consulting agreement was entered into between Peter Janssen and the Company in June 1998. Under this consulting agreement, Mr. Janssen was paid $35,000 in 1998. Mr. Janssen's consulting agreement has been extended for the year of 1999 for a monthly fee of $16,666.

     A business consulting agreement was entered into between Matthew Howard, a director, and the Company in June 1998. Under this consulting agreement, Mr. Howard was paid $20,000 in 1998. Mr. Howard's consulting agreement has been extended for the year of 1999 for a monthly fee of $5,000. As of July 1999, the Board is presently considering the grant of options to purchase 150,000 shares of Common Stock of the Company exercisable at

$2.00 per share to Mr. Howard in further consideration of his performance under the consulting agreement. Under this proposal, 50,000 options would vest immediately upon grant, and the remainder would vest ratably over a twenty-four month period.

Description of Property

     In March 1999, the Company moved its headquarters to a leased office facility at 2440 West El Camino Real, Suite 520, Mountain View, California 94040-1400. The new location consists of approximately 11,500 square feet and the Company has entered into a two-year lease for the facility.

Employees

     As of June 30, 1999, the Company and its subsidiaries employed 21 full-time and one part-time employees. The number of employees decreased as a result of the Company's cessation in March 1999 of the advertising line of business, formerly managed by LVL Advertising, Inc. As of June, 1999, six employees have annual salaries of $100,000.

Retirement of Contingent Liability Under the Plan of Reorganization

     As of September 1, 1999, the Company had entered into agreements with certain creditors of LVL Communications Corporation to retire in their entirety certain alleged secured claims which they had made in connection with the LVL Plan of Reorganization, in the aggregate amount of $588,775. Such creditors agreed that they would retire their claims in their entirety for an aggregate sum of $149,694. As of September 10, 1999, the Company has paid this aggregate sum of $149,694 in its entirety.

Closing of Bankruptcy Estate

     On September 15, 1999, the United States Bankruptcy Court for the Northern District of California issued an order closing the Chapter Eleven bankruptcy proceedings for LVL Communications Corporation, the wholly owned subsidiary of I-Storm, based upon the satisfaction of substantial payments required under the April 16, 1998 Plan of Reorganization.

The Business of I-Storm, Inc.

     On June 16, 1999, the Company entered into a three-year E-commerce Sales and Marketing Agreement with AIG Warranty Services and Insurance Agency ("AIG"). During the three-year term of the Sales and Marketing Agreement, I-Storm will be the exclusive on-line marketer of AIG's on-line warranties and service contract agreements.

     In March 1999, the Company reorganized its internal corporate structure and terminated the advertising services business formerly handled in LVL Advertising, Inc. The Company phased out this traditional advertising business to focus its managerial, technical and capital resources on its strategy of financing, developing and operating E-commerce storefronts with Product Partners. As a result, the Company presently has no revenue from any former advertising services business client.

     Although Garden Botanika, HTG Group and Abercrombie and Kent had previously signed letters of intent with the Company in 1998 to provide feasibility studies on the construction of CyberStores, there can be no assurance, and it is unlikely, that the Company will enter into final CyberStore Agreements with any of these potential Product Partners. The Company has not entered into any such agreements as of June 30, 1999, and the Company to date has not constructed CyberStores for these entities.

     In May 1998, Oracle Corporation ("Oracle"), a global supplier of software for enterprise information management, entered into a Memorandum of Understanding with I-Storm to potentially produce and manage world-class electronic marketing sites for high profile consumer brand companies. Under the proposed arrangement, it is anticipated that I-Storm would have the right to own and develop each E-commerce site for the target account, and Oracle would subcontract its software and technical consulting services on an "as-needed project basis." Both Oracle and I-Storm propose to jointly invest the pre-sales and up-front marketing resources needed to win the target account. The E-commerce sites would be co-branded with both the "On Oracle" and the "I-Storm" commerce marks. On July 6, 1999, Oracle and I-Storm reaffirmed their commitment to work together to provide services to Fortune 500 companies pursuing aggressive and focused channel-building programs.

     I-Storm, Inc.'s strategy is to build and operate some of the world's most powerful E-commerce storefronts, partnering with Fortune 500 companies. I-Storm's online stores will couple the latest in Internet technology with a deep understanding of marketing, merchandising and customer experience to create new and profitable channels of distribution for I-Storm partners. By leveraging its partner's existing brand, fulfillment, service and support structures, I-Storm will focus on its core competencies of storefront construction and online selling, while the partners stay focused on their existing businesses and traditional markets. With a dedicated staff committed to ensuring their success in the online channel, I-Storm expects to create significant value for its partners, allowing them to share in new profit streams without the risks and technical complexity normally associated with this new channel.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  September 20, 1999          By:  /s/ Calbert Lai
                                        ------------------------------------
                                        Calbert Lai, President